UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 9, 2006

Intra-Asia Entertainment Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-75297	87-0616524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer I.D. No.)

1111 Corporate Center Road, Suite 203B Monterey Park, CA 91754
(Address of principal executive offices)

(323) 261-0078
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective June 9, 2006, Ms. Xiaofang Ji resigned as director, Chairman of the Board, Chief Executive Officer, and President of Intra-Asia Entertainment Corporation.

We appointed one of our current directors, Mr. Stanley Wu, 72, as our Chairman of the Board, Chief Executive Officer, and President effective June 9, 2006. Mr. Wu has served as a director of Intra-Asia Entertainment Corporation from December 19, 2003 to present. He previously served as our President and Chief Executive Officer from December 19, 2003 to March 15, 2004. Mr. Wu is the founder and Chairman of the Jimswood Group of companies in California, which have holdings and joint venture interests in Japan, China, Mexico and the United States. We have not entered into an employment agreement with Mr. Wu.

We appointed Mr. Joel Leung, 42, to fill the directorship vacated by Ms. Ji. Mr. Leung is currently a principal financial planner with The Prudential Assurance Co. Ltd., UK, a position he has held since 1999. For his service as a director, Mr. Leung will receive a warrant to purchase 20,000 shares of our common stock for $.30 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intra-Asia Entertainment Corporation

DATED: June 14, 2006	/s/ STANLEY WU
Stanley Wu, Chief Executive Officer